UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2008
WESTERN REFINING, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)
123 West Mills Avenue, Suite 200
El Paso, Texas 79901
(Address of principal executive offices)

(915) 534-1400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     The Commentary to Section 303A.03 of the New York Stock Exchange (“NYSE”) Listed Company Manual requires each listed company to disclose in its proxy statement the method for interested parties to communicate directly with the presiding director of the Board of Directors of a company or with the non-management directors as a group. Western Refining, Inc.’s (the “Company”) proxy statement for the 2008 stockholder meeting filed with the Securities and Exchange Commission on April 21, 2008 included a procedure for stockholders to communicate with the Board, but inadvertently did not include the communication procedure for other interested parties.
     On November 6, 2008, the NYSE notified the Company that the required information regarding communications by interested parties with the presiding director or with the non-management directors was not contained in the proxy statement. The NYSE advised the Company of alternative methods for curing this non-compliance, including the filing of a Current Report on Form 8-K with the required disclosure. Set forth below is the Company’s policy for communications by interested parties with the Company’s Board of Directors:
     Our Board of Directors has established a process for interested parties to communicate with our Board of Directors. Interested parties wishing to communicate with our Board of Directors should send any communication to Lowry Barfield, Corporate Secretary, Western Refining, Inc., 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed, unless the Corporate Secretary determines that the communication does not relate to our business or affairs or the functioning or constitution of the Board of Directors or any of our committees, relates to routine or insignificant matters that do not warrant the attention of the Board of Directors, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to our directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of our committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Corporate Secretary and only in accordance with the our policies and procedures as well as all applicable law and regulations relating to the disclosure of information.
In future years, the Company will include this disclosure in its definitive proxy statement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.
By:	/s/ Gary R. Dalke
	Name:	Gary R. Dalke
	Title:	Chief Financial Officer

Dated: November 7, 2008